As filed with the Securities and Exchange Commission on October 23, 2020
Registration No. 333-27309
Registration No. 333-40997
Registration No. 333-92197
Registration No. 333-78279
Registration No. 333-56926

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-27309
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-40997
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-92197
Post-Effective Amendment No. 4 on Form S-8 to Form S-4 Registration Statement No. 333-78279
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-56926

UNDER
THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	52-1893632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland (Address of Principal Executive Offices)	20817 (Zip Code)

Lockheed Martin Corporation Directors Deferred Compensation Plan
Deferred Performance Payment Plan of Lockheed Martin Corporation Space & Strategic Missiles Sector
Lockheed Martin Corporation Divested Business Deferred Management Incentive Compensation Plan
COMSAT Corporation Non-Employee Directors Stock Plan
COMSAT Corporation 1995 Key Employee Stock Plan
COMSAT Corporation 1993 Stock Option Plan
COMSAT Corporation 1990 Key Employee Stock Plan
Lockheed Martin Global Telecommunications Supplemental Savings Incentive Plan
(Full title of each plan)

Kerri R. Morey
Vice President and Associate General Counsel
Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817
(Name and address of agent for service)

(301) 897-6000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements (collectively, the “Registration Statements”) of Lockheed Martin Corporation (the “Registrant”):

•Registration Statement No. 333-27309, filed with the Securities and Exchange Commission (“SEC”) on May 16, 1997, registering the offer and sale of $9,137,500 of deferred compensation payment obligations under the Lockheed Martin Corporation Directors Deferred Compensation Plan. This registration statement is not being used to offer securities under the Lockheed Martin Corporation Directors Deferred Compensation Plan and therefore the offering pursuant to this registration statement has terminated.

•Registration Statement No. 333-40997, filed with the SEC on November 25, 1997, registering the offer and sale of $14,000,000 of deferred compensation payment obligations under the Deferred Performance Payment Plan of Lockheed Martin Corporation Space & Strategic Missiles Sector. The offering pursuant to this plan and registration statement has terminated.

•Registration Statement No. 333-92197, filed with the SEC on December 6, 1999, registering the offer and sale of $40,000,000 of deferred compensation payment obligations under the Lockheed Martin Corporation Divested Business Deferred Management Incentive Compensation Plan. The offering pursuant to this plan and registration statement has terminated.

•Registration Statement No. 333-78279, filed with the SEC on May 12, 1999, as amended by post-effective amendments on July 20, 1999 and August 3, 2000, registering the offer and sale of (i) 524,753 shares of common stock, par value $1.00 per share, of the Registrant (“Common Stock”) under the COMSAT Corporation Non-Employee Directors Stock Plan, (ii) 3,131,489 shares of Common Stock under the COMSAT Corporation 1995 Key Employee Stock Plan, (iii) 137,528 shares of Common Stock under the COMSAT Corporation 1993 Stock Option Plan, and (iv) 624,831 shares of Common Stock under the COMSAT Corporation 1990 Key Employee Stock Plan. The offering pursuant to these plans and this registration statement has terminated.

•Registration Statement No. 333-56926, filed with the SEC on March 12, 2001, registering the offer and sale of $2,000,000 of supplemental savings incentive plan payment obligations under the Lockheed Martin Global Telecommunications Supplemental Savings Incentive Plan. The offering pursuant to this plan and registration statement has terminated.

In accordance with the undertaking contained in the Registration Statements pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment is being filed to deregister and remove all of the previously registered securities that remain unissued and unsold under the Registration Statements as of the date hereof.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 23rd day of October 2020.

LOCKHEED MARTIN CORPORATION

/s/ Kerri R. Morey
Kerri R. Morey Vice President and Associate General Counsel
No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act of 1933, as amended.
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